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                                  EXHIBIT 11.1

                        KINGSWAY FINANCIAL SERVICES INC.
                    Computation of Earnings Per Common Share
          (In thousands of Canadian dollars, except per share amounts)
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                                                   Twelve Months Ended December 31,
                                   ---------------------------------------------------------------
                                          2002                  2001                  2000
                                   -----------------     -------------------    ------------------
EARNINGS
  Basic:
  Net income, available to
  common shareholders
                                           $ 79,532              $ 44,931              $ 24,470
                                   ================       ===============       ===============

  Diluted:
  Net income, available to
  common shareholders
                                           $ 79,532              $ 44,931              $ 24,470
                                   ================       ===============       ===============

COMMON SHARES
  Basic:
  Weighted average shares
  outstanding                                48,743                37,202                33,985
                                   ================       ===============       ===============

  Diluted:
  Weighted average shares
  outstanding                                48,743                37,202                33,985
  Effect of dilutive
  securities:
    Stock options                               684                   654                   356
                                   ----------------       ---------------       ---------------

    Weighted average, as
    adjusted                                 49,427                37,856                37,341
                                   ================       ===============       ===============

EARNINGS PER COMMON SHARE
    Basic:                                 $   1.63              $   1.21              $   0.81
                                   ================       ===============       ===============

    Diluted:                               $   1.61              $   1.19              $   0.80
                                   ================       ===============       ===============
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